UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 1, 2016

Date of Report (Date of Earliest Event Reported)

Dakota Plains Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36493	20-2543857
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

294 Grove Lane East Wayzata, Minnesota		55391
(Address of Principal Executive Offices)		(Zip Code)

(952) 473-9950

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 4, 2016, Dakota Plains Holdings, Inc. (the “Company”) announced that Timothy R. Brady resigned, effective April 1, 2016, from his position as Chief Financial Officer and Treasurer of the Company.

On April 4, 2016, the Company announced the appointment of James L. Thornton as its interim Chief Financial Officer and principal financial officer, effective April 1, 2016. Mr. Thornton, age 40, has served as General Counsel and Secretary of Dakota Plains Holdings, Inc. since joining us in March 2013 and has served as Executive Vice President, Strategy since December 2015. While serving as interim Chief Financial Officer, Mr. Thornton will retain these positions. Mr. Thornton previously served as the senior legal counsel of Toreador Resources Corporation in Paris, France before its combination with ZaZa Energy Corporation in 2012. From 2007 to 2011, Mr. Thornton was an attorney in the Atlanta office of Dentons US LLP, where he represented clients in a broad range of corporate finance, merger and acquisition matters as well as advising public company clients on SEC reporting and disclosure requirements, corporate governance issues, and other corporate and securities matters. Before joining Dentons US LLP, Mr. Thornton practiced in the corporate departments of Balch & Bingham LLP and Locke Lord LLP. Mr. Thornton holds a J.D. from Washington and Lee University School of Law and a B.S. in Finance from the University of Tennessee. In connection with his appointment, no plan, contract or arrangement will be entered into or amended between Mr. Thornton and the Company.

Item 9.01        Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2016	DAKOTA PLAINS HOLDINGS, INC.
By: /s/ Craig M. McKenzie Craig M. McKenzie Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
99.1	Press Release, dated April 4, 2016.	Furnished Electronically